                                  CONSENT OF SUTHERLAND ASBILL & BRENNAN


We consent to the reference to our firm under the heading "Counsel and Independent Accountants" in the Statement of Additional Informational included in Pre-Effective No. 1 to the Registration Statement on Form N-1A for Sage Life Investment Trust (File No. 333-45293). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


SUTHERLAND ASBILL & BRENNAN


By:      /s/Kimberly J. Smith
         Kimberly J. Smith

Washington, D.C.
November 13, 1998